UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 29549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):     March 29, 2007
THE CATO CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State of Other Jurisdiction of Incorporation)

1-31340	56-0484485

(Commission File Number)	(IRS Employer Identification No.)

8100 Denmark Road, Charlotte, North Carolina	28273-5975

(Address of Principal Executive Offices)	(Zip Code)
(704) 554-8510

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     On March 29, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of The Cato Corporation (the “Company”) met and took various actions as described below with respect to the compensation of the Company’s executive officers.
The base salaries of the executive officers were established for the fiscal year ending February 2, 2008 (“Fiscal 2007”). John P. D. Cato, Chairman, President and Chief Executive Officer, will receive a base salary of $975,000; B. Allen Weinstein, Executive Vice President, Chief Merchandising Officer, will receive a base salary of $550,000; Howard A. Severson, Executive Vice President, Chief Real Estate and Store Development Officer, will receive a base salary of $297,000; Michael T. Greer, Executive Vice President, Director of Stores, will receive a base salary of $265,000; Thomas W. Stoltz, Executive Vice President, Chief Financial Officer, will receive a base salary of $260,000; and Stuart L. Uselton, Executive Vice President, Chief Administrative Officer, will receive a base salary of $225,000.
In addition, pursuant to the Company’s 2004 Incentive Compensation Plan (the “Plan”), the Committee established the performance measure and potential cash award opportunities for the executive officers for Fiscal 2007. The performance measure for a cash award is the achievement of a specified level of net income in Fiscal 2007. Awards under the Plan would be based on Fiscal 2007 base salary and can range from 0% to 150% of base salary for Mr. Cato, from 0% to 75% of base salary for Messrs. Weinstein, Severson and Greer, from 0% to 60% of base salary for Mr. Stoltz and from 0 to 50% of base salary for Mr. Uselton. For the achievement of targeted levels of performance during Fiscal 2007, Mr. Cato would receive a bonus equal to 150% of his base salary, Messrs. Weinstein, Severson and Greer would receive a bonus equal to 75% of their base salary, Mr. Stoltz would receive a bonus equal to 60% of his base salary and Mr. Uselton would receive a bonus equal to 50% of his base salary.
Pursuant to the Plan, the Committee also established the performance measures and potential restricted stock award opportunities for the executive officers for Fiscal 2007. Grants of restricted stock may be made to the executive officers as of May 1, 2008 for Fiscal 2007 based on the achievement of certain goals related to net income in Fiscal 2007. Such grants would be based on Fiscal 2006 base salary and can range from 0% to 70% of base salary for Mr. Cato, from 0% to 35% of base salary for Mr.Weinstein, from 0% to 30% of base salary for Mr. Stoltz and from 0% to 25% of base salary for Messrs. Severson, Greer and Uselton. The restricted stock granted for Fiscal 2007 would vest 33% each on the third and fourth anniversary of the date of grant and 34% on the fifth anniversary of the date of grant. All grants of restricted stock for Fiscal 2007 will be based on a price per share of $23.11.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION

April 4, 2007	/s/ John P. D. Cato

Date	John P. D. Cato Chairman, President and Chief Executive Officer

April 4, 2007	/s/ Thomas W. Stoltz

Date	Thomas W. Stoltz Executive Vice President, Chief Financial Officer

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